Exhibit 99.3

2013
Second Quarter
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Second Quarter 2013 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 15-16 of this Supplement, in the Company’s 2012 Annual Report to Shareholders, in its 2012 Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW

FINANCIAL RESULTS

•
The Company reported $1,405MM of net income in Q2’13, compared to $1,339MM in Q2’12. This resulted in diluted EPS attributable to common shareholders of $1.27 per share, an increase of 10% from $1.15 a year ago.

•	Total revenues net of interest expense increased 4% on both a reported basis and FX adjusted basis1, a non-GAAP measure, in Q2’13.

•	Q2’13 reported return on average equity (“ROE”) was 23.6%. Excluding the three previously announced items in Q4’12, adjusted return on average equity was 26.6%.2

BUSINESS METRICS

•	Compared with the second quarter of 2012:

-	Worldwide billed business of $237.7B increased 7% on a reported basis and 8% on an FX adjusted basis1.

-	Worldwide cardmember loan balances of $63.1B increased 3% from $61.0B a year ago, reflecting higher cardmember spending levels.

-
Worldwide credit performance continued to be excellent with write-off rates remaining near all-time lows.  The Company’s second quarter worldwide net lending write-off rate3 was 2.0%, relatively consistent with 1.9% in Q1’13 and an improvement from 2.2% in Q2’12.

				Percentage
	Quarters Ended		Percentage	Inc
	June 30,		Inc	FX Adjusted1
	2013	2012

Card billed business4 (billions):
United States	$159.7	$148.7	7%
Outside the United States	78.0	72.9	7	9%
Total	$237.7	$221.6	7	8
Total cards-in-force (millions):
United States	52.5	51.2	3
Outside the United States	51.8	48.9	6
Total	104.3	100.1	4
Basic cards-in-force (millions):
United States	40.7	39.8	2
Outside the United States	41.8	39.2	7
Total	82.5	79.0	4
Average basic cardmember spending5 (dollars):
United States	$4,334	$4,148	4
Outside the United States	$3,482	$3,443	1	3
Total	$4,097	$3,948	4	4

1
As reported in this Earnings Supplement, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2013 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

2
Adjusted Return on Average Equity, a non-GAAP measure, is calculated by excluding the impact of the Q4’12 restructuring charges, Membership Rewards expense and cardmember reimbursements.  Refer to Annex 1 for a breakdown of these amounts and reconciliation to Return on Average Equity on a GAAP basis. Management believes Adjusted Return on Average Equity provides a useful measure to evaluate the ongoing operating performance of the Company.

3	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Second Quarter 2013 Earnings Release Selected Statistical tables.

4	For additional information about discount rate calculations and billed business, please refer to the Company’s Second Quarter 2013 Earnings Release, selected statistical tables.

5	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW

Additional Billed Business Statistics:

		Percentage
	Percentage	Inc
	Inc/(Dec)	FX Adjusted6
Worldwide7
Total Billed Business	7%	8%
Proprietary billed business	6	7
GNS billed business8	14	17
Airline-related volume (10% of worldwide billed business)	2	2
U.S.7
Billed Business	7
Proprietary consumer card billed business9	7
Proprietary small business billed business9	10
Proprietary corporate services billed business10	7
T&E-related volume (27% of U.S. billed business)	5
Non-T&E-related volume (73% of U.S. billed business)	8
Airline-related volume (9% of U.S. billed business)	2
Outside the U.S.7
Billed Business	7	9
Japan, Asia Pacific & Australia (“JAPA”) billed business	8	13
Latin America & Canada (“LACC”) billed business	8	10
Europe, Middle East, & Africa (“EMEA”) billed business	7	6
Proprietary consumer and small business billed business11	3	6
JAPA billed business	(4)	4
LACC billed business	6	7
EMEA billed business	6	6
Proprietary corporate services billed business10	2	2

6	See Note 1, page 1.

7	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.

8	Included in Global Network and Merchant Services (“GNMS”).

9	Included in U.S. Card Services (“USCS”).

10	Included in Global Commercial Services (“GCS”).

11	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW

Statements of Income

(Preliminary)	Quarters Ended June 30,		Percentage
(Millions, except percentages and per share amounts)	2013	2012	Inc/(Dec)

Revenues
Non-interest revenues
Discount revenue	$4,729	$4,482	6%
Net card fees	647	615	5
Travel commissions and fees	495	521	(5)
Other commissions and fees	605	575	5
Other	567	651	(13)
Total non-interest revenues	7,043	6,844	3
Net interest income	1,202	1,121	7
Total revenues net of interest expense	8,245	7,965	4
Provisions for losses
Charge card	201	163	23
Cardmember loans	364	277	31
Other	28	21	33
Total provisions for losses	593	461	29
Total revenues net of interest expense after provisions for losses	7,652	7,504	2

Expenses
Marketing and promotion	786	773	2
Cardmember rewards	1,601	1,462	10
Cardmember services	193	180	7
Salaries and employee benefits	1,543	1,536	-
Professional services	763	711	7
Occupancy and equipment	460	446	3
Communications	92	95	(3)
Other, net	219	422	(48)
Total	5,657	5,625	1

Pretax income	1,995	1,879	6
Income tax provision	590	540	9
Net Income	$1,405	$1,339	5

Net income attributable to common shareholders12	$1,392	$1,325	5

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$1.28	$1.16	10

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$1.27	$1.15	10
Average Shares Outstanding
Basic	1,090	1,145	(5)
Diluted	1,097	1,152	(5)

12	Represents net income less earnings allocated to participating share awards of $13MM and $14MM for the three months ended June 30, 2013 and 2012, respectively.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW

Discount Revenue:  Increased 6%, reflecting 7% growth in billed business volumes, partially offset by a decrease in the average discount rate and faster growth in GNS billings than overall Company billings.

-
The average discount rate13 of 2.52% in Q2’13 decreased by 2 bps compared to 2.54% in Q2’12 and was flat compared to Q1’13.  As indicated in prior quarters, over time changes in the mix of spending by location and industry, volume-related pricing discounts, certain pricing initiatives, strategic investments, and other factors will likely result in some erosion of the average discount rate.

•
Net Card Fees:  Increased 5%, reflecting a higher average fee per card primarily due to fee increases as well as an increase in proprietary cards-in-force, and a greater mix of premium products in USCS and ICS.

•	Travel Commissions and Fees: Decreased 5%, reflecting a 1% decrease in worldwide travel sales as well as lower supplier revenue due to timing.

•	Other Commissions and Fees: Increased 5% versus Q2’12, driven primarily by slightly higher late fees and foreign currency conversion revenues.

•
Other Revenues: Decreased 13%, primarily due to cardmember reimbursements in Q2’13 in the USCS segment and a benefit in Q2’12 due to revised estimates of the liability for uncashed Travelers Cheques in certain international markets, partially offset by a $36MM gain on the sale of investment securities in Q2’13 versus a $30MM gain in Q2’12.

•
Net Interest Income: Increased 7% versus Q2’12, reflecting a 3% increase in average cardmember loans, a decline in funding costs for the charge card portfolio and an increase in worldwide net interest yield to 9.1% from 9.0% a year ago.14  The Q2’13 net interest income and net interest yield include the impact of cardmember reimbursements, predominantly in the ICS segment.

•	Charge Card Provision for Losses: Increased 23% primarily due to higher net write-offs in the ICS and GCS segments and higher ending receivables balances in Q2’13 across all portfolios.

-	Worldwide Charge Card:

	Q2'13	Q1’13	Q2'12
USCS Net write-off rate15	1.9%	2.0%	2.0%
ICS/GCS Net loss ratio as a % of charge volume	0.13%	0.12%	0.10%

USCS 30 days past due as a % of total	1.6%	1.9%	1.7%
ICS/GCS 90 days past billings as a % of total	0.8%	0.8%	0.7%

Worldwide Receivables (billions)	$44.1	$43.4	$41.5
Reserves (millions)	$386	$410	$392
% of receivables	0.9%	0.9%	0.9%

13	See Note 4, page 1.

14
See Annex 2 for the calculation of net interest yield on cardmember loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on cardmember loans is useful to investors because it provides a measure of profitability of the Company’s cardmember loan portfolio.

15	See Note 3, page 1.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW

•
Cardmember Loan Provision for Losses:  Increased 31%, primarily reflecting a lower reserve release in Q2’13 versus Q2’12, partially offset by the benefit of lower net write-offs in Q2’13 due to improved credit performance.

-	Worldwide Loans:

	Q2'13	Q1’13	Q2'12
Net write-off rate16	2.0%	1.9%	2.2%
30 days past due loans as a % of total	1.1%	1.3%	1.3%

Total Loans (billions)	$63.1	$62.3	$61.0
Reserves (millions)	$1,342	$1,367	$1,547
% of total loans	2.1%	2.2%	2.5%
% of past due	188%	170%	202%

•	Other Provision for Losses: Increased $7MM to $28MM.

•	Marketing and Promotion Expense: Increased 2% versus a year ago and represents 9.5% of total revenues in the quarter.

•	Cardmember Rewards Expense: Increased 10%, primarily reflecting higher spend volumes on Co-brand and Membership Rewards products.

-	The Company's Membership Rewards ultimate redemption rate for program participants was 94% in both Q2’13 and Q1’13.

•	Cardmember Services Expense: Increased 7%, reflecting increased costs associated with enhanced benefits on premium card products.

•
Salaries and Employee Benefits Expense: Was flat year-over-year reflecting some of the benefits of the restructuring plan announced in January 2013, including Global Business Travel in the GCS segment where Salaries and Benefits were down year-over-year.

-	Total employee count of approximately 62.6K reflected a decrease of approximately 1.3K and increase of 0.2K compared to the prior year and last quarter, respectively.

•	Professional Services Expense: Increased 7%, reflecting higher technology development-related expenses.

•	Occupancy and Equipment Expense: Increased 3%, driven by higher data processing costs.

•	Communications Expense: Was $92MM compared to $95MM in Q2’12.

•
Other, Net Expense: Decreased 48% compared to Q2’12, primarily reflecting higher cardmember reimbursements in the USCS segment and investment impairments in the prior year, and a Canadian value-added tax benefit primarily in the ICS segment in the current quarter.

•	Pretax Margin: Was 24.2% of total revenues net of interest expense in Q2’13 compared with 23.6% in Q2’12.

•
Effective Tax Rate: Was 29.6% in Q2’13 compared with 28.7% in Q2’12.  The tax rate in Q2’13 reflects the resolution of certain prior years’ tax items primarily in the ICS segment, while the tax rate in Q2’12 reflects the realization of certain foreign tax credits, in both the ICS and GCS segments.

16	See Note 3, page 1.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW

CAPITAL

•	Capital Distribution to Shareholders: During Q2’13, approximately 97% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 19MM common shares at an average price of $72.60 in Q2’13 versus 30MM common shares in Q2’12. The Company is executing its share repurchase program, subject to market conditions and pursuant to its capital plan, which includes up to $1.8B in share repurchases for the remainder of 2013.

Since the inception of repurchase programs in December 1994, the Company has distributed 67% of capital generated through share repurchases and dividends on a cumulative basis.

Shares Outstanding:

	Millions of Shares
	Q2’13	Q1’13	Q2’12
Beginning of period	1,098	1,105	1,166
Repurchase of common shares	(19)	(13)	(30)
Employee benefit plans, compensation and other	5	6	3
End of period	1,084	1,098	1,139

Capital Ratios: As of June 30, 2013, the Company’s key consolidated capital ratios,17 as calculated under Basel I, were as follows:

($ in billions)	June 30, 2013
Risk-Based Capital
Tier 1	12.5%
Total	14.4%

Tier 1 Leverage	10.5%
Tier 1 Common Equity/Risk Weighted Assets (“RWA”)18	12.5%
Total Shareholders' Equity	$19.0
Tangible Common Equity (“TCE”)19/RWA	12.1%

Tier 1 Capital	$15.6
Tier 1 Common Equity	$15.6
Tier 2 Capital	$2.4
Total Average Assets20	$147.6
RWA	$124.3
TCE	$15.0

17	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s June 30, 2013 Form 10-Q.

18	Refer to Annex 3 for reconciliation between Tier 1 common equity, a non-GAAP measure, and total shareholders’ equity.

19
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $4.0B from total shareholders’ equity of $19.0B.  The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

20	Presented for the purpose of calculating the Tier 1 Leverage Ratio.

21
The capital ratios are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company’s balance sheet; and the impact for the second quarter of 2013 is not necessarily indicative of the impact in future periods. Refer to Annex 4 for a reconciliation of the capital ratios.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW

On July 2, 2013, the Board of Governors of the Federal Reserve System approved a final regulatory capital rule which presents details of the new U.S. regulatory capital standards, known as Basel III.  The Company estimates that, had the new rule been fully phased in during Q2’13, the reported Tier 1 common and Tier 1 capital ratios would decline by approximately 30 basis points and the reported Tier 1 leverage ratio would decline by approximately 20 basis points, but would remain above expected regulatory thresholds, and the supplementary leverage ratio would have been approximately 8.8%.21 These ratios are calculated using the standardized approach as described in the final rule without taking into account the potential impact of the final Basel III advanced approach implementation. The Company is currently taking steps toward Basel III advanced approach implementation in the United States.

FUNDING AND LIQUIDITY

•	Funding Activities: During Q2’13, the Company primarily funded its business through deposit-taking and the issuance of unsecured debt.

-	Deposits: The Company held the following deposits:

($ in billions)	June 30, 2013	March 31, 2013	Change
U.S. Direct Deposits22	$23.1	$21.9	$1.2
U.S. 3rd Party CDs	8.0	8.3	(0.3)
U.S. 3rd Party Sweep Accounts	8.9	10.6	(1.7)
Other Deposits	0.5	0.5	-
Total	$40.5	$41.3	$(0.8)

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 17.9 months and a weighted average rate at issuance of 2.1%.

-
Unsecured Debt: On May 20, 2013, the Company issued $1.85B of dual tranche notes consisting of $1.0B of 5-year fixed rate notes with a coupon of 1.55% and $850MM of 5-year notes at 3-month LIBOR plus 59 bps. On June 28, 2013, American Express Centurion Bank issued $125MM of 3-year floating rate senior notes at 3-month LIBOR plus 30 bps.

•
Maturity Obligations: The maturities of the Company’s long-term unsecured debt, debt issued in connection with asset-backed securitizations, and long-term CDs, for the next four quarters are as follows:

($ in billions)	Funding Maturities
Quarter Ending:	Unsecured Debt	Asset-Backed Securitizations	Certificates of Deposit	Total
September 30, 2013	3.1	2.0	0.6	5.7
December 31, 2013	-	1.2	2.6	3.8
March 31, 2014	-	0.5	0.7	1.2
June 30, 2014	2.2	1.0	0.5	3.7
	$5.3	$4.7	$4.4	$14.4

22	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consists of $22.4B from high-yield savings accounts and $0.6B from retail CDs.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW

OTHER ITEMS OF NOTE-

•	Corporate & Other: Net expense reported in Corporate & Other was $184MM in Q2’13 compared with $266MM in Q1’13 and $148MM in Q2’12.

--	The lower net expense compared to Q1’13 was driven primarily by seasonally lower payroll taxes and employee benefits.

--	The higher net expense compared to Q2’12 is primarily driven by the favorable effect of revised estimates in the liability for uncashed international Travelers Cheques in the year-ago period.

•
Restructuring Initiatives: On January 10, 2013, the Company announced a restructuring initiative  designed to contain future operating expenses, adapt parts of the business as more customers transact online or through mobile channels, and provide the resources for additional growth initiatives in the U.S. and internationally.  The Company recorded $400MM of costs ($287MM after-tax) related to this program in Q4’12.  The restructuring charge consists largely of severance payments related to the elimination of an estimated 5,400 jobs, which will impact both U.S and international employees and will primarily involve positions that do not directly generate revenue.  The staff reductions will be partly offset by jobs the Company expects to add during the year. The Company did not make any significant changes to the estimated costs associated with the restructuring plan in Q2’13.

•	In Q2’13 the Company recorded $13MM ($8MM after-tax) of total reengineering costs, compared to $15MM ($11MM after-tax) in Q2’12.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing, merchant, and network businesses, the Company:

•
Signed a multi-year marketing agreement with ShopRunner. As part of this agreement, ShopRunner is offering American Express U.S. Consumer Credit and Charge Cardmembers one year of free two-day shipping at ShopRunner’s more than 70 retail partners, such as Toys"R"Us, PetSmart, drugstore.com, and Sports Authority, among others.

•
Began issuing Corporate Cards with chip & signature technology to U.S. Corporate Cardmembers, beginning with the premium card portfolios in the first half of 2013.  The new chip & signature cards offer an extra level of transaction security by employing dynamic encryption technology, which makes it more difficult for unauthorized users to copy or access card information.

•
Continued to sign new merchants around the world to the American Express network. In the U.S., Speedway Motorsports, Inc., a leading marketer, promoter and sponsor of motorsports activities, and Apmex, American Precious Metal Exchange, now accept the American Express Card.  In Sydney, Australia, we signed Williams-Sonoma, the kitchen and houseware retailer, which recently expanded to this market. And, in Sweden, we signed IKEA, a leading global furniture brand.

In our Global Network Services (“GNS”) business, the Company:

•
Announced a partnership that will enable Citibank to issue American Express-branded cards in key markets in Asia, beginning with the Citibank PremierMiles American Express Card in Malaysia and the Citibank Cash Back American Express Card in Hong Kong.

•
Announced a card-issuing partnership with Shanghai Pudong Development Bank in China and launched the SPDB Private Banking American Express Card.  Shanghai Pudong Bank is American Express’ sixth bank partner to launch American Express-branded cards in China.

•	Announced a card-issuing partnership with IndusInd Bank in India and launched the IndusInd Bank Iconia American Express Card.

•	Supported partners in launching a wide range of new products, including the Emirates American Express Credit Card and Etihad Guest American Express Credit Card by MBNA in the UK.

In our Enterprise Growth Group, the Company:

•
Entered into an agreement with Chegg, the student hub, to empower students to better manage their finances.  Through this agreement, customers of Chegg, which connects students to the tools they need like homework help, scholarships, eTextbook and textbook options and more, will be able to receive payments through the company’s textbook buyback program through Serve from American Express. Students quickly gain access to the money that Chegg pays them for textbooks by sending funds to their Serve Digital Prepaid Account.

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW
SUPPLEMENTAL INFORMATION

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures. The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized cardmember loan receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide cardmember loan receivables as reported by the Company for such fiscal quarter.  Upon the adoption of new GAAP effective  January 1, 2010, the Company’s “total consolidated assets” as reflected on the Company’s balance sheet now are the same amount as would be calculated as “total adjusted assets” as defined in the Subordinated Debentures before the change in GAAP.  As of June 30, 2013, the Company’s “tangible common equity”, a non-GAAP measure, was $15B and its “total adjusted assets” each as defined in the Subordinated Debentures, were $152B.  As of June 30, 2013, the consolidated total assets as reflected on the Company’s balance sheet were $152B.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW
ANNEX 1

Calculation of Adjusted Return on Average Equity
	For the 12 Months Ended Q2'13
($ in millions)
GAAP Net Income	$4,572	(A)
Adjustments for Q4'12 Charges (After-Tax)
Restructuring Charges	$287
Membership Rewards Estimation Process Enhancement Expense	$212
Cardmember Reimbursements	$95
Adjusted Net Income	$5,166	(B)

GAAP Average Shareholders' Equity	$19,372	(C)
Adjustment for Q4'12 Charges	$46
Adjusted Average Shareholders' Equity	$19,418	(D)

GAAP Return on Average Equity	23.6%	(A)/(C)
Adjusted Return on Average Equity	26.6%	(B)/(D)

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW
ANNEX 2

Calculation of Net Interest Yield on Cardmember Loans
	Three Months Ended
	June 30,
(Millions, except percentages and where indicated)	2013	2012
Net interest income	$1,202	$1,121
Exclude:
Interest expense not attributable to the Company's cardmember loan portfolio	295	341
Interest income not attributable to the Company's cardmember loan portfolio	(88)	(104)
Adjusted net interest income(a)	$1,409	$1,358

Average loans (billions)	$62.5	$60.6
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of cardmember loans, and other (billions)	(0.3)	(0.2)
Adjusted average loans (billions)(b)	$62.2	$60.4

Net interest income divided by average loans(c)	7.7%	7.4%
Net interest yield on cardmember loans(d)	9.1%	9.0%

(a)
Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's cardmember loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's cardmember loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on cardmember loans.

(b)
Adjusted average loans, a non-GAAP measure, represents average cardmember loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of cardmember loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on cardmember loans.

(c)
This calculation includes elements of total interest income and total interest expense that are not attributable to the cardmember loan portfolio, and thus is not representative of net interest yield on cardmember loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to cardmember loans, and interest expense attributable to other activities, including cardmember receivables.

(d)
Net interest yield on cardmember loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis.  The calculation of net interest yield on cardmember loans includes interest that is deemed uncollectible. For all presentations of net interest yield on cardmember loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - cardmember loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on cardmember loans is useful to investors because it provides a measure of profitability of the Company's cardmember loan portfolio.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW
ANNEX 3

The Tier 1 Common Risk-Based Capital Ratio is calculated as Tier 1 Common Equity, a non-GAAP measure, divided by Risk-weighted assets.  Tier 1 Common Equity is calculated by reference to Total Shareholders' Equity as shown below:

Tier 1 Common Equity Reconciliation as of June 30, 2013
($ in Millions)

Total Shareholders' Equity	$19,034
Effect of certain items in accumulated other comprehensive income/(loss) excluded from Tier 1 common equity	280
Less:
Ineligible goodwill and intangible assets	(3,569)
Ineligible deferred tax assets	(191)
Tier 1 Common Equity	$15,554

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2013 OVERVIEW
ANNEX 4

The following table presents a comparison of the Company's Tier 1 and Tier 1 common risk-based capital under Basel I rules to its estimated Tier 1 and Tier 1 common risk-based capital under Basel III rules, for purposes of calculating the estimated Tier 1 and Tier 1 common capital ratios and the supplementary leverage ratio.

(Billions, except ratios)	Tier 1 /Tier 1 Common
Risk-Based Capital under Basel I	$15.6
Adjustments related to:
AOCI for available for sale securities	0.2
Pension and other post-retirement benefit costs	(0.4)
Other	(0.1)
Estimated Risk-Based Capital under Basel III(a)	$15.3
Risk-Weighted Assets under Basel I	$124.3
Estimated Risk-Weighted Assets under Basel III(a)(b)	$125.4
Estimated Tier 1 ratio under Basel III rules(a)(c)	12.2%
Estimated Tier 1 common ratio under Basel III rules(a)(d)	12.2%

Total Assets	$151.9
Estimated Total Assets for Leverage Capital Purposes(a)(e)	$174.8
Estimated Supplementary Leverage Ratio under Basel III(a)(f)	8.8%

(a)
Estimated Basel III Tier 1 capital, Tier 1 common equity, risk-weighted assets and total assets for leverage capital purposes reflect the Company’s current interpretation of the Basel III rules using the standardized approach.  The estimated Basel III amounts could change in the future if the Company’s business changes.

(b)
Differences in the calculation of risk-weighted assets between Basel I and Basel III include adjustments relating to the impact of the incremental risk weighting applied to deferred tax assets and significant investments in unconsolidated financial institutions, as well as exposures to past due accounts, equities and sovereigns.

(c)	The Basel III Tier 1 risk-based capital ratio is calculated as adjusted Tier 1 capital divided by adjusted risk-weighted assets.

(d)	The Basel III Tier 1 common risk-based capital ratio is calculated as adjusted Tier 1 common equity divided by adjusted risk-weighted assets.

(e)
Estimated total assets for leverage capital purposes include adjustments for Tier 1 capital deductions, off-balance sheet derivatives, undrawn unconditionally cancellable commitments and other off-balance sheet liabilities.

(f)	The Basel III supplementary leverage ratio is calculated by dividing Basel III Tier 1 capital by the Company’s estimated total assets for leverage capital purposes under Basel III.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

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the ability to hold annual operating expense growth to less than 3 percent for the next two years, which will depend in part on the Company’s ability to achieve the expected benefits of the Company’s restructuring plan, which will be impacted by, among other things, the factors identified below, the Company’s ability to balance the control and management of expenses and the maintenance of competitive service levels for its customers, unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, the payment of monetary damages and penalties, disgorgement and restitution, the Company’s decision to increase or decrease discretionary operating expenses depending on overall business performance, the impact of changes in foreign currency exchange rates on costs and results, the impact of accounting changes and the level of acquisition activity and related expenses;

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uncertainty in the growth of operating expenses relative to the growth of revenues in 2013 and subsequent years and the possibility that the ratio of total expenses to revenues will not migrate back towards historical levels over time, which will depend on (i) factors affecting revenue, such as, among other things, the growth of consumer and business spending on American Express cards, the amount of travel commissions and fees, the growth of and/or level of yields on the loan portfolio and the development of new revenue opportunities and (ii) the success of the Company in containing operating expenses, which will be impacted by, among other things, the factors identified in the preceding bullet, and in containing other expenses including the Company’s ability to control and manage marketing and promotion expenses as described below as well as expenses related to increased redemptions or other growth in rewards and cardmember services expenses.  Further, in any period, the ability to grow revenue faster than operating expenses and the ratio of total expenses to revenues may be impacted by rapid decreases in revenues that cannot be matched by decreases in operating expenses;

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uncertainty in the amount of marketing and promotion expenses relative to the revenues in 2013 and subsequent years, which will depend on (i) factors affecting revenue, which will be impacted by, among other things, the factors identified in the preceding bullet and (ii) the Company’s ability to control and manage marketing and promotion expenses as described below, the availability of opportunities to invest at a higher level due to favorable business results and changes in macroeconomic conditions;

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the actual amount to be spent by the Company on investments in the business, including on marketing, promotion, rewards and cardmember services and certain operating expenses, as well as the actual amount of resources arising from the restructuring plan the Company decides to invest in growth initiatives, which will be based in part on management’s assessment of competitive opportunities and the Company’s performance and the ability to control and manage operating, infrastructure, advertising, promotion and rewards expenses as business expands or changes, including the changing behavior of cardmembers;

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changes affecting the Company’s ability or desire to repurchase up to $1.8 billion of its common shares for the remainder of 2013 and up to $1.0 billion in the first quarter of 2014, such as acquisitions, results of operations, capital needs and the amount of shares issued by the Company to employees upon the exercise of options, among other factors, which will significantly impact the potential decrease in the Company’s capital ratios;

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the possibility of not achieving the expected timing and financial impact of the Company’s restructuring plan and higher than expected employee levels, which could be caused by factors such as the Company’s ability to mitigate the operational and other risks posed by planned staff reductions, the Company’s ability to develop and implement technology resources to realize cost savings, underestimating hiring needs related to some of the job positions being eliminated and other employee needs not currently anticipated, lower than expected attrition rates and higher than expected redeployment rates;

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the ability of the Company to meet its on-average and over-time growth targets for revenues net of interest expense, earnings per share and return on average equity, which will depend on factors such as the Company’s success in implementing its strategies and initiatives including growing the Company’s share of overall spending, increasing merchant coverage, enhancing its pre-paid offerings, expanding the Global Network Services business and expense management, and on factors outside management’s control including the willingness of cardmembers to sustain spending, the effectiveness of marketing and loyalty programs, regulatory and market pressures on pricing, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market;

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the ability of the Company to meet its on-average and over-time objective to return 50 percent of capital generated to shareholders through dividends and share repurchases, which will depend on factors such as approval of the Company’s capital plans by its primary regulators, the amount the Company spends on acquisitions, the Company’s results of operations and capital needs in any given period, and the amount of shares issued by the Company to employees upon the exercise of options;

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the Company’s net interest yield on U.S. cardmember loans not remaining at historical levels, which will be influenced by, among other things, interest rates, changes in consumer behavior that affect loan balances, such as paydown rates, the credit quality of the Company’s portfolio and the Company’s cardmember acquisition strategy, product mix, cost of funds, credit actions, including line size and other adjustments to credit availability, and potential pricing changes;

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the ability of the Company to generate $3 billion in fee revenue by the end of 2014, which will depend on the Company's success in implementing its strategy to increase fee revenue through growing its existing fee-based businesses such as insurance products and other services, acquiring companies with complementary businesses and capabilities, and in introducing new business initiatives, such as Bluebird, Loyalty Partner, Accertify and the Company’s digital initiatives;

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the impact of final laws and regulations, if any, arising from the European Commission's Green Paper on the payments industry, which will depend on various factors, including, but not limited to, the issues presented and decisions made in the European legislative and regulatory processes addressing the proposed regulation of interchange fees and other practices related to card-based payment transactions, the amount of time these processes take to reach completion, and the actual pricing and other requirements ultimately adopted in the final laws and regulations in the European Union and its member countries;

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the ability of the Company to maintain and expand its presence in the digital payments space, including online and mobile channels, which will depend on the Company’s success in evolving its business models and processes for the digital environment, building partnerships and executing programs with companies, and utilizing digital capabilities that can be leveraged for future growth; and

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factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and the Company’s other reports filed with the Securities and Exchange Commission.